UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 4, 2009
Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)

(952) 564-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 4, 2009, we publicly announced results of operations for the third quarter of 2009. For further information, please refer to the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

ITEM 8.01                      OTHER EVENTS.

On November 4, 2009, we publicly announced results of operations for the third quarter of 2009.

    The Company reported revenue of $1.1 million for the third quarter of 2009, a 45 percent decrease from $2.0 million in the third quarter of 2008.  As of September 30, 2009, the Company has received purchase orders totaling approximately $0.8 million for which it has not recognized revenue.  The Company also reported a third quarter net loss of $2.5 million, or $0.17 per basic and diluted share, compared to a net loss of $4.6 million, or $0.31 per basic and diluted share, in the year-ago period.  The Company attributes the decline in revenue for the third quarter of 2009 compared to the same period in the prior year to general economic conditions and customers' lack of capital for substantial digital signage deployments.  The year-over-year improvement in net loss for the third quarter of 2009 primarily resulted from reductions in workforce taken during the third and fourth quarters of 2008 and other cost cutting measures primarily taken during the first half of 2009.  Third quarter 2009 results also included costs of approximately $152,000, or $0.01 per basic and diluted share, of non-cash stock compensation expense related to FAS123R compared to approximately $201,000, or $0.01 per basic and diluted share, in the third quarter of 2008.  Revenue for the first nine months of 2009 totaled $3.5 million compared to $5.5 million in the same period a year ago.  The Company’s net loss for the first nine months of 2009 totaled $8.0 million, or $0.54 per basic and diluted share, compared to $13.8 million, or $0.94 per basic and diluted share, in the prior year.

    For the third quarter of 2009, gross margin averaged 34 percent, compared to a gross margin of five percent in the third quarter of 2008 and up from 23 percent from the second quarter of 2009.  The sequential increase was primarily due to a more normalized margin on hardware sales in addition to an expanding base of recurring hosting and software maintenance fees.

    Cash and marketable securities, including restricted cash at September 30, 2009, totaled approximately $7.5 million compared to $9.8 million at June 30, 2009, $11.7 million at March 31, 2009, and $14.0 million at the end of 2008.  The decline in cash and marketable securities reflects the continued funding of the Company’s losses during the first nine months of 2009.

For further information, please refer to the financial statements attached hereto as Exhibit 99.2, which is incorporated by reference herein.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           See “Exhibit Index”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2009	Wireless Ronin Technologies, Inc. By: /s/ Darin P. McAreavey Darin P. McAreavey Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number                                Description

99.1	Press release reporting results of operations for the third quarter of 2009, dated November 4, 2009.

99.2	Results of operations for the third quarter of 2009, dated November 4, 2009.